Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:
Investor Relations	Carl Hymans
Tiens Biotech Group (USA), Inc.	G. S. Schwartz & Co.
Tel: +86-22-8213-7915	Tel: 212-725-4500
Fax: +86-22-8213-7667	Fax: 212-725-9188
Email: investor@tiens-bio.com	Email: carlh@schwartz.com
http://www.tiens-bio.com

TIENS BIOTECH GROUP (USA) APPOINTS NEW AUDITING FIRM

NEW YORK - October 1, 2007 -Tiens Biotech Group (USA), Inc. (“the Company” or “Tiens”), (Amex: TBV), www.tiens-bio.com, today announced that the audit committee of its Board of Directors had appointed Grobstein, Horwath & Company LLP (“GH&C”) as its independent auditor effective September 26, 2007.  GH&C replaces Moore Stephens Wurth Frazer & Torbet LLP (“MSWF&T”) which had previously served as the Company's audit firm of record.

The appointment of GH&C was made after consideration and approval by the audit committee and was not the result of any disagreement between Tiens and MSWF&T on any matter of accounting principles or practice, financial statement disclosure, or auditing scope or practice.

About Grobstein, Horwath & Company LLP.

Grobstein, Horwath & Company LLP (GH&C) was founded in 1966. GH&C is a member firm of Horwath International. Horwath International is among the top ten largest accounting networks worldwide. GH&C has extensive experience in working with companies in the People’s Republic of China which are listed in the United States. Also Horwath International's extensive network presence in Greater China, including Hong Kong, enhances GH&C’s ability to better serve its China based clients.

About Tiens Biotech Group (USA), Inc. www.tiens-bio.com.

Tiens Biotech Group (USA), Inc. (AMEX:TBV) conducts its business operations from Tianjin, People’s Republic of China. Tiens primarily engages in the research, development, manufacturing, and marketing of nutrition supplement products, including wellness products and dietary nutrition supplement products, and personal care products.

Tiens derives its revenues principally from product sales to affiliated companies in China and internationally in 63 countries. Since its establishment, Tiens has developed and produced 35 nutrition supplements, which include wellness products and dietary nutrition supplements. Tiens develops its products at its own product research and development center, which employs highly qualified professionals in the fields of pharmacology, biology, chemistry and fine chemistry. Tiens has obtained all required certificates and approvals from government regulatory agencies to manufacture and sell its products in China.

In China, Tiens conducts the marketing and sales of its products through its affiliated company, Tianshi Engineering. Tianshi Engineering markets and sells Tiens’ products in China through chain stores, domestic affiliated companies, and its 105 branches. Outside of China, Tiens sells its products to affiliated companies in 63 countries who in turn sell through an extensive direct sales force, or multi-level marketing sales force. The Company’s direct sales marketing program is subject to governmental regulation in each of these countries.

Certain statements in this press release constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934. Such forward-looking statements are not necessarily indicative of future financial results, and may involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of the Company, to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. The Company's future operating results are dependent upon many factors, including but not limited to the Company's ability to: (i) obtain sufficient capital or a strategic business arrangement to fund its expansion plans; (ii) build the management and human resources and infrastructure necessary to support the growth of its business; (iii) competitive factors and developments beyond the Company's control; (iv) whether Tianshi Engineering, the Company’s affiliate which sells its products in China, obtains a direct selling license in China; and (v) other risk factors discussed in the Company's periodic filings with the Securities and Exchange Commission which are available for review at http://www.sec.gov under "Search for Company Filings."